UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2026 (March 1, 2023)

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

(Address of Principal Executive Offices)

(852) 35832186

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2023, Chan Pak Hei Jefferson resigned from his positions as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of Sharing Economy Internatioanl, Inc. (the “Company”). Concurrently therewith, Shanna Wu was appointed to serve as the new Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company. The departure of Jefferson Chan from his positions with the Company was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Jefferson Chan continues to hold approximately 6.92% shares of the issued and outstanding shares of the Company’s common stock.

Shanna Wu, age 35, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on March 1, 2023. Ms. Wu has been serving as the Business Development Manager of the Company since 2020. Ms. Wu brings to our Board her deep experience in business development and administration.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026	Sharing Economy International Inc.

	By:	/s/ Ximing Huang
Ximing Huang
Chief Executive Officer

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